UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 22, 2018

BOISE CASCADE COMPANY

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-35805 (Commission File Number)	20-1496201 (IRS Employer Identification No.)

1111 West Jefferson Street, Suite 300

Boise, Idaho 83702-5389

(Address of principal executive offices) (Zip Code)

(208) 384-6161

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02    Compensatory Arrangements for Directors and Officers

On February 22, 2018, the Compensation Committee of the Board of Directors for Boise Cascade Company (the “Company”) adopted amended forms of Performance Stock Unit Agreements and Restricted Stock Unit Agreements (the “Agreements”) for our Named Executive Officers. The change to the Agreements allows for distribution of shares upon death or disability when the value of the shares becomes calculable.  The foregoing summary is qualified in its entirety by the full text of the agreements, copies of which will be furnished as exhibits to our first quarter 2018 Form 10-Q filing.

Item 5.05    Amendments to Registrant’s Code of Ethics

On February 22, 2018, the Board of Directors for the Company adopted an amended Code of Ethics. The changes to the Code of Ethics primarily improve language around compliance and ease of reading, as well as overall appearance. A copy of the Code of Ethics is posted on the Company’s website, www.bc.com. The foregoing summary is qualified in its entirety by the full text of the Code of Ethics, which is filed as Exhibit 14.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information in this Item 5.05 of Form 8-K, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01     Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description of Exhibit

14.1	Code of Ethics

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOISE CASCADE COMPANY

	By	/s/ Jill M. Twedt
Jill M. Twedt Vice President, Legal and Corporate Secretary

Date: February 26, 2018